UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 1, 2012

PENN NATIONAL GAMING, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-24206	23-2234473
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

825 Berkshire Blvd., Suite 200,
Wyomissing Professional Center,
Wyomissing, Pennsylvania	19610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 373-2400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          Entry Into a Material Definitive Agreement.

Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”), entered into the Joinder Agreement, dated as of November 1, 2012 (the “Joinder Agreement”), by and among the Company, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent, the lenders party thereto, Bank of America, N.A. (“Bank of America”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Commerzbank AG, New York and Grand Cayman Branches (“Commerzbank”), Fifth Third Bank (“Fifth Third”),  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), RBS Securities Inc. (“RBSS”), and UBS Securities LLC (“UBSS”), as joint lead arrangers and bookrunners, Bank of America, Commerzbank and UBSS, as co-syndication agents, Fifth Third, The Royal Bank of Scotland plc and U.S. Bank National Association, as co-documentation agents, and Deutsche Bank Trust Company Americas, as senior managing agent.  The Joinder Agreement modifies the Credit Agreement, dated as of July 14, 2011 (the “Credit Agreement”), by and among the Company, the subsidiaries of the Company party thereto as guarantors; the lenders party thereto, Wells Fargo Bank, as swingline lender, administrative agent and collateral agent, and the other agents and arrangers party thereto.

The Joinder Agreement amends the Credit Agreement to, among other things: (1) provide for additional loans under the term loan A facility of $400,000,000; (2) provide for additional loans under the term loan B facility of $515,000,000; and (3) provide for additional revolving commitments under the revolving facility of $85,000,000.  The terms and conditions applicable to the additional loans and commitments are the same as those applicable to the existing facilities, respectively.

After giving effect to the Joinder Agreement, the Company has (a) an aggregate principal amount of $1,056,300,000 in loans outstanding under the term loan A facility, (b) an aggregate principal amount of $1,255,600,000 in loans outstanding under the term loan B facility and (c) an outstanding principal amount of $181,000,000 in loans and $24,200,000 in outstanding letters of credit under the revolver.

The description of the Joinder Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Joinder Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

ITEM 2.01.          Completion of Acquisition or Disposition of Assets.

On November 2, 2012, the Company completed its previously announced acquisition of all of the equity interests of Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino (“HMH”) from Caesars Entertainment Operating Company, Inc. (“CEOC”), Harrah’s Maryland Heights Operating Company (“HMHO”) and Players Maryland Heights Nevada, LLC (together with CEOC and HMHO, the “Selling Subsidiaries”) pursuant to that certain Equity Interest Purchase Agreement (the “Purchase Agreement”), dated May 7, 2012, by and among the Company, HMH, the Selling Subsidiaries and Caesars Entertainment Corporation for an aggregate purchase price of approximately $610 million. Following its acquisition by the Company, the casino will be known as Hollywood Casino St. Louis.  A summary of the Purchase Agreement is set forth in the Company’s Current Report on Form 8-K filed on May 9, 2012.  The acquisition was financed through an add-on to the Company’s existing Senior Secured Credit Facility as described above.

ITEM 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.                   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description

10.1

Joinder Agreement, dated as of November 1, 2012, by and among Penn National Gaming, Inc., Wells Fargo Bank, National Association, as administrative agent, , the lenders party thereto, Bank of America, N.A. (“Bank of America”), Wells Fargo Securities, LLC, Commerzbank AG, New York and Grand Cayman Branches (“Commerzbank”), Fifth Third Bank (“Fifth Third”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., and UBS Securities LLC (“UBSS”), as joint lead arrangers and bookrunners, Bank of America, Commerzbank and UBSS, as co-syndication agents, Fifth Third, The Royal Bank of Scotland plc and U.S. Bank National Association, as co-documentation agents, and Deutsche Bank Trust Company Americas, as senior managing agent.

99.1	Press Release, dated November 2, 2012

99.2	Press Release, dated November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

Date: November 7, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1

Joinder Agreement, dated as of November 1, 2012, by and among Penn National Gaming, Inc., Wells Fargo Bank, National Association, as administrative agent, , the lenders party thereto, Bank of America, N.A. (“Bank of America”), Wells Fargo Securities, LLC, Commerzbank AG, New York and Grand Cayman Branches (“Commerzbank”), Fifth Third Bank (“Fifth Third”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., and UBS Securities LLC (“UBSS”), as joint lead arrangers and bookrunners, Bank of America, Commerzbank and UBSS, as co-syndication agents, Fifth Third, The Royal Bank of Scotland plc and U.S. Bank National Association, as co-documentation agents, and Deutsche Bank Trust Company Americas, as senior managing agent.

99.1	Press Release, dated November 2, 2012

99.2	Press Release, dated November 5, 2012